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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 15, 2001
                        (Date of earliest event reported)

                                  NEWCOR, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


                   1-5985                        38-0865770
      (Commission File Number)          (I.R.S. Employer Identification No.)

              43252 Woodward Ave., Suite 240
                Bloomfield Hills, Michigan                       48302
         (Address of Principal Executive offices)             (Zip Code)


                                 (248) 253-2400
              (Registrant's Telephone Number, Including Area Code)



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Item 5.  Other Events.

         On February 14, 2001, Newcor, Inc. entered into an agreement with EXX INC and David A Segal, collectively the beneficial owners of approximately 17.5% of Newcor's outstanding common stock, wherein Newcor agreed to appoint David A. Segal and another EXX nominee to its board of directors effective February 15, 2001. The agreement, among other things, also limits EXX's and David A. Segal's ability to increase their combined beneficial ownership in Newcor and restricts through December 31, 2003, EXX's and David A. Segal's ability to run a proxy contest or otherwise attempt to take control of Newcor. The full text of the agreement is set forth in Exhibit 99(a) attached hereto. See also the press release attached hereto as Exhibit 99(b).

Exhibit No.    Exhibit
-----------    -------

99(a)    Press Release dated February 15, 2001
99(b) Agreement between Newcor, Inc., EXX, Inc. and David A. Segal, Chairman of the Board of Directors and Chief Executive Officer of EXX, Inc.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NEWCOR, INC.

                                 By:      /s/ James J. Connor
                                          -------------------

Date:  February 15, 2001         Name:    James J. Connor
       -----------------         Title:   President and Chief Executive Officer



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EXHIBIT INDEX


Exhibit No.     Exhibit
-----------     -------
99(a)           Press Release dated February 15, 2001
99(b)           Agreement between Newcor, Inc., EXX, Inc. and David A. Segal,
                Chairman of the Board of Directors and Chief Executive Officer of EXX, Inc.